CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the Winslow Green Growth Fund and the Winslow Green Solutions Fund.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
August 27, 2008